ESCROW AGREEMENT

     ESCROW AGREEMENT dated as of September 20, 1996 by and among CYGNE DESIGNS, INC., a Delaware corporation ("CDI"), and Cygne Group (F.E.) Limited, a Hong Kong corporation ("CGFE" and, together with CDI, the "Company"), THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, a foreign banking corporation acting through its New York Branch (the "Bank"), and MARINE MIDLAND BANK, a banking corporation and trust company organized and existing under the laws of the State of New York, as the escrow agent hereunder (the "Escrow Agent").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Bank are parties to an Amended and Restated Credit Agreement dated as of September 20, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by issuing letters of credit and making loans) to be made by the Bank to the Company in an aggregate face or principal amount not exceeding $17,500,000;

     WHEREAS, the Credit Agreement provides for the Company (i) to grant a first priority perfected pledge and security interest to the Bank under the Security Agreement (as defined in the Credit Agreement) with respect to all of the validly issued, fully paid and nonassessable shares of common stock of AnnTaylor stores Corporation ("ATSC"), par value $0.0068 per share (the "ATSC Shares"), received by the company in connection with the Stock and Asset Purchase Agreement (as defined in the Credit Agreement), (ii) to effect the sale, assignment and transfer from time to time of the ATSC Shares through an escrow account maintained with the Escrow Agent in accordance with the terms and conditions thereof and (iii) to cause the Escrow Agent to remit all proceeds relating to each such sale, assignment and transfer of ATSC Shares (the "Proceeds") directly to the Collateral Account (as defined in the Credit Agreement); and

     WHEREAS, the Company and the Bank desire to appoint Marine Midland Bank as the Escrow Agent, and Marine Midland Bank is willing to act as the Escrow Agent hereunder, in accordance with the terms and conditions hereof;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

     Section 1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined therein.

     Section 2. Establishment of Escrow Account. The ATSC Shares delivered by the Bank shall be accepted by the Escrow Agent and placed into an account with the Escrow


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Agent in the name of the Bank (the "Escrow Account") to be held and administered in accordance with the terms and conditions hereof.

     Section 3. Establishment of Brokerage Account. The ATSC Shares shall be sold, assigned and transferred pursuant to instructions delivered by the Bank to the Escrow Agent from time to time in accordance with the terms and conditions hereof through an account in the name of the Escrow Agent (the "Brokerage Account") at a Specified Broker (as defined below). The instructions delivered by the Bank to the Escrow Agent shall be based upon instructions provided to the Bank by the Company, which instructions shall specify the number of shares to be sold, the Specified Broker through which the shares are to be sold and any pricing limitations. The Escrow Agent shall deliver a certificate or certificates representing the appropriate number of ATSC Shares to be sold, assigned and transferred to the Specified Broker set forth in the sale instructions of the Company provided to the Bank, against payment on the settlement date of each respective sale, assignment and transfer. For purposes hereof, "Specified Broker" shall mean Bear, Stearns & Co, Inc., Donaldson Lufkin & Jenrette Securities Corporation, J.P. Morgan & Co. and Lehman Brothers Inc.

     Section 4. Notice of Pledge and Assignment. The Company and the Bank hereby notify the Escrow Agent that (i) the Company has pledged and granted to the Bank under the Security Agreement a first priority perfected pledge and security interest in all of the ATSC Shares owned by the Company and the proceeds thereof and (ii) the Company has assigned to the Bank the Registration Rights (as defined in the Assignment dated as of September 20, 1996 made by the Company in favor of the Bank) of the Company relating to the ATSC Shares as provided in the Stockholders Agreement. The Escrow Agent hereby acknowledges such pledge and security interest and such assignment, and shall, at the request of the Bank, deliver to the Bank the certificate or certificates evidencing the number of ATSC Shares than remaining in the Escrow Account.

     Section 5. Sale of ATSC Shares; Proceeds. The Company hereby requests the Bank to instruct the Escrow Agent to sell, assign and transfer the ATSC Shares, and remit the Proceeds, in accordance with the provisions set forth below:

          (a) The Company shall deliver notice to the Escrow Agent and the Bank that the shelf registration filed by ATSC with the Securities Exchange Commission with respect to the ATSC Shares shall have been declared effective, which notice shall include the effective date of such registration (the "Effective Date");

          (b) On the day the Company delivers the notice of the Effective Date, and in the case of clause (z) of this Section 5(b), at such other times as it deems appropriate (but in no case more than once a week), and on each day every two (2) weeks thereafter during the term of this Agreement, the Company shall deliver to the Bank a report, certified by the chief financial officer of the Company (the "Obligations Report"), setting forth
     (i) the obligations of the Company under the Credit Agreement, either then outstanding or to become due and payable within the immediately succeeding two (2) week period, and (ii) the number of ATSC Shares, if any, to be sold, assigned and transferred hereunder to


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     permit the Company (x) to pay to the Bank, and to provide to the Bank collateral security therefor, the face or principal amount of such obligations, including any interest thereon, described in clause (i) above,
     (y) to comply with the mandatory prepayment obligations of the Company under the Credit Agreement (together with the amount described in clause
     (x) above, the "Required Collateral Balance"), and (z) to increase the balance in the Collateral Account (the "Cash Collateral Balance");

          (c) After the receipt by the Bank of the notice of the Effective Date, and upon receipt of each Obligations Report, the Bank shall instruct the Escrow Agent, in accordance with Section 3 hereof, (i) to deliver to the Specified Broker such certificate or certificates evidencing the number of ATSC Shares equal to or greater than, after disposition and net of related costs, (A) the difference between the Required Collateral Balance and the Cash Collateral Balance pursuant to Sections 5(b)(x) and (y) above, and (B) the amount of the increase, if any, in the Cash Collateral Balance pursuant to Section 5(b)(z) above, but in no event shall the number of shares or clauses (A) and (B) be in excess of two percent (2%) of the then outstanding shares of common stock of ATSC with respect to any two (2) week period, and (ii) to instruct the Specified Broker to execute through the Brokerage Account from time to time the sale, assignment and transfer of such ATSC Shares at the best market price then available;

          (d) Upon receipt thereof from the Specified Broker, the Escrow Agent shall remit all Proceeds directly to the Collateral Account; and

          (e) If the Company shall fail in any event to notify the Escrow Agent in a timely fashion with respect to any notice required hereunder, the Bank shall effect such notice.

     Section 6. Instructions as to Certain Conditions. With respect to each sale, assignment and transfer of ATSC Shares hereunder, the Escrow Agent is hereby instructed to instruct the Specified Broker, that (i) no sale, assignment and transfer of ATSC Shares may knowingly be made to any person who beneficially owns in excess of five percent (5%) of the then outstanding shares of common stock of ATSC and (ii) no sale, assignment and transfer of more than two percent (2%) of the then outstanding shares of common stock of ATSC may knowingly be made to a single purchaser (or group of related purchasers).

     Section 7. Termination of Escrow Agreement. Upon the receipt of written notice from the Bank that the obligations of the Company to the Bank under the Credit Agreement and the Notes have been paid in full, the Commitments have expired or been terminated, and the Letters of Credit and the Standby Letters of Credit have expired or been terminated, (i) the Escrow Agent shall deliver to the Bank the certificate or certificates evidencing the number of ATSC Shares then remaining in the Escrow Account, and (ii) the Escrow Account shall be deemed dissolved and this Escrow Agreement terminated.

     Section 8. Commercially Reasonable Manner. The Company acknowledges that the sale, assignment and transfer of ATSC Shares hereunder may or may not be made at the

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highest possible price available during the term of this Agreement, but agrees that any such transaction and the actions of the parties hereunder shall be deemed to have been made in a commercially reasonable manner.

     Section 9. Escrow Agent. The Company agrees to pay the Escrow Agent the compensation, pursuant to separate letter agreement between them, promptly upon request therefor, and to reimburse the Escrow Agent for all reasonable expenses or disbursements incurred by the Escrow Agent in the performance of its duties hereunder, including reasonable fees, expenses and disbursements of counsel to the Escrow Agent. The Escrow Agent shall have a lien upon the Escrow Account for its costs, expenses and fees which may arise hereunder and may retain that portion of the Escrow Account equal to such unpaid amounts, until all such costs, expenses and fees have been paid.

    Ssection 10. Rights, Duties and Immunities of Escrow Agent. Acceptance by the Escrow Agent of its duties under this Escrow Agreement is subject to the following terms and conditions, which all parties hereto hereby agree shall govern and control the rights, duties and immunities of the Escrow Agent.

          (a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions hereof and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set out herein. This Escrow Agreement shall not be deemed to create a fiduciary relationship between the parties hereto under state or federal law.

          (b) The Escrow Agent shall not be responsible in any manner for the validity or sufficiency of any property delivered hereunder, or for the value or collectability of any note, check or other instrument so delivered, or for any representations made or obligations assumed by any party other than the Escrow Agent. Nothing herein contained shall be deemed to obligate the Escrow Agent to deliver any cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Escrow Agent pursuant to this Escrow Agreement.

          (c) The Company shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including but not limited to counsel fees, incurred without bad faith or willful misconduct on the part of the Escrow Agent arising out of or in conjunction with its acceptance, or the performance, of its duties and obligations hereunder as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Escrow Agreement.

          (d) The Escrow Agent shall be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith believes to have been signed and presented by the proper party or parties.


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                                        5

          (e) The Escrow Agent shall not be liable for any (i) error of judgment, (ii) act done or step taken or omitted by it in good faith, (iii) mistake in act or law, or (iv) action taken or refrained from in connection herewith, except its own willful misconduct.

          (f) The Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any provision hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel.

          (g) The agreements set forth in this Section 10 shall survive the termination hereof and the payment of all amounts hereunder.

     Section 11. Resignation of Escrow Agent. The Escrow Agent shall have the right to resign upon thirty (30) days written notice to the Company and the Bank. In the event of such resignation, the Bank shall appoint a successor escrow agent hereunder by delivering to the Escrow Agent a written notice of such appointment. Upon receipt of such notice, the Escrow Agent shall deliver to the designated successor escrow agent all money and other property held hereunder and shall thereupon be released and discharged from any and all further responsibilities whatsoever hereunder; provided, however, that the Escrow Agent shall not be deprived of its compensation earned prior to such time. If no successor Escrow Agent shall have been designated by the date specified in the notice of the Escrow Agent, all obligations of the Escrow Agent hereunder shall nevertheless cease and terminate. Its sole responsibility thereafter shall be to keep safely all property then held by it and to deliver the same to the Bank.

     Section 12. Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing and telecopied, telegraphed, cabled, mailed or delivered, addressed to the parties at the addresses set forth herein or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, 5 Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

     Section 13. Successors and Assigns; Assignment. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 14. Amendments, Etc. Any provision hereof may be amended or modified only by an instrument in writing signed by each of the parties hereto.

     Section 15. Governing Law; Submission to Jurisdiction. This Escrow Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts to be performed entirely within the State of New York, without reference to or application of rules or principles of conflicts of law. Each of the parties hereto


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hereby submits to the nonexclusive jurisdiction of the United States District
Court for the Southern District of New York and of any New York State Court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 16. Captions. The captions and section headings contained in this Escrow Agreement are included solely for convenience or reference and shall not affect the meaning or interpretation of any provision hereof.

     Section 17. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Escrow Agreement.

     Section 18. Counterparts. This Escrow Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Escrow Agreement by signing any such counterpart.

     Section 19. Severability. If any provision hereof is invalid and unenforceable in any applicable jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Bank in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

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     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the day and year first above written.

                                       CYGNE DESIGNS, INC.

                                       By /s/ ROY E. GREEN
                                          ------------------------------
                                          Name: Roy E. Green
                                          Title: Vice President--Finance

                                       Address for Notices:
                                       1372 Broadway - 2nd Floor
                                       New York, NY  10018

                                       CYGNE GROUP (F.E.) LIMITED

                                       By /s/ ROY E. GREEN
                                          ------------------------------
                                          Name: Roy E. Green
                                          Title: Director

                                       Address for Notices:
                                       1372 Broadway - 2nd Floor
                                       New York, NY  10018

                                       THE HONGKONG AND SHANGHAI BANKING
                                        CORPORATION LIMITED, NEW YORK BRANCH

                                       By /s/ IAN WRIGHT
                                          ------------------------------
                                          Name: Ian Wright
                                          Title: Vice President

                                       Address for Notices:
                                       140 Broadway
                                       New York, NY  10005
                                       Attention:     NYK CBU TRS

                                       MARINE MIDLAND BANK, as Escrow Agent

                                       By /s/ PETER WALPERT
                                          ------------------------------
                                          Name: Peter Walpert
                                          Title: Vice President

                                       Address for Notices:
                                       Corporate Trust Services
                                       140 Broadway - 12th Floor
                                       New York, NY  10005-1180



                                ESCROW AGREEMENT